UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 14, 2015

BG Medicine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-33827

(Commission

File Number)

Delaware	04-3506204
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

880 Winter Street, Suite 210 Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 890-1199

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K/A filed with the Securities and Exchange Commission (the “SEC”) on June 9, 2015, BG Medicine, Inc., a Delaware corporation (the “Company” or “BG Medicine”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) on May 12, 2015 with the Company’s principal stockholders, Applied Genomic Technology Capital Fund, L.P., AGTC Advisors Fund, L.P. and Flagship Ventures Fund 2007, L.P. (the “Purchasers”), which are affiliates of the Company’s directors, Noubar B. Afeyan, Ph.D. and Harry W. Wilcox.

As previously disclosed, pursuant to the terms of the Purchase Agreement, on May 12, 2015 (the “Initial Closing”) the Company issued and sold to the Purchasers the Company’s secured convertible promissory notes (the “Notes”) in the aggregate principal amount of $500,000. On July 14, 2015, the Company and the Purchasers entered into the First Amendment to the Purchase Agreement (the “First Amendment”) pursuant to which the Company and the Purchasers agreed to extend the period of time following the Company’s 2015 annual meeting of stockholders (the “2015 Annual Meeting”) for the Second Closing to occur until July 14, 2015. On July 14, 2015 (the “Second Closing”), pursuant to the terms of the Purchase Agreement, the Company issued and sold to the Purchasers 1,176,262 shares of newly designated Series A Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), of the Company at a purchase price of $1.7003 per share (the “Purchase Price”) for aggregate gross cash proceeds of approximately $2.0 million. In addition, at the Second Closing, the $500,000 in aggregate principal amount of Notes, plus accrued but unpaid interest thereon, that the Company had issued to the Purchasers in the Initial Closing, converted into 298,181 shares of Series A Preferred Stock at the Purchase Price. Following the Second Closing, the Company had issued an aggregate of 1,474,443 shares of Series A Preferred Stock, which are outstanding and held by the Purchasers. A copy of the First Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Second Closing was subject to the approval of the Company’s stockholders at the 2015 Annual Meeting and the satisfaction or waiver of other closing conditions. As previously disclosed on a Current Report on Form 8-K filed with the SEC on July 7, 2015, the Company’s stockholders approved the issuance of shares of Series A Preferred Stock, shares of Series A Preferred Stock issuable upon conversion of the Notes and common stock issuable upon conversion of Series A Preferred Stock, at the 2015 Annual Meeting held on July 7, 2015.

The shares of Series A Preferred Stock have the rights, preferences and privileges set forth in the Certificate of Designations to the Company’s Restated Certificate of Incorporation (the “Certificate of Designations”) that was filed by the Company on July 14, 2015 with the Secretary of State of the State of Delaware. Each share of Series A Preferred Stock is initially convertible into one share of the Company’s common stock at any time at the option of each holder and automatically convertible upon the written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock. The conversion price will be subject to adjustment in the event that the Company issues other securities at a price per share less than the conversion price of the Series A Preferred Stock then in effect, subject to specified exceptions, and is also subject to adjustment in connection with stock splits, combinations, dividends and other corporate transactions affecting the common stock. The rights, preferences and privileges of the Series A Preferred Stock include full-ratchet anti-dilution protection until the first anniversary of the date that the Series A Preferred Stock is issued and weighted-average anti-dilution protection thereafter. A copy of the Certificate of Designations is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the Second Closing, the Company also entered into the Fifth Amended and Restated Investor Rights Agreement (the “Investor Rights Agreement”) with the Purchasers as well as the stockholders who hold shares of the Company’s common stock that are registrable securities (the “Prior Registrable Securities”) under the Company’s existing Fourth Amended and Restated Investor Rights Agreement dated as of July 10, 2008 (the “Existing IRA”). Under the terms of the Investor Rights Agreement, the Existing IRA was amended and restated to grant certain demand and piggyback registration rights with respect to the shares of common stock issuable upon conversion of the Series A Preferred Stock. These registration rights are subject to certain conditions and limitations, including the right of the underwriters of an offering to limit the number of shares of the Company’s common stock included in any such registration under certain circumstances. The Company is generally required to pay all expenses incurred in connection with registrations effected in connection with the registration rights, excluding underwriting discounts and commissions. A copy of the Investor Rights Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure provided above under Item 1.01 is incorporated by reference into this Item 3.02. The shares of Series A Preferred Stock were issued to the Purchasers without registration with the SEC in reliance on the exemption from such registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The Purchasers have represented that they are accredited investors, as that term is defined in Regulation D, and that they are acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 8.01.	Other Events.

In addition, on July 14, 2015, the Company paid off all of its outstanding obligations under that certain Loan and Security Agreement by and among the Company, General Electric Capital Corporation (“GECC”) as agent and the lenders and the guarantors thereto dated as of February 10, 2012, as amended (the “GECC Agreement”), and terminated the GECC Agreement. The security interest granted by the Company to GECC in its assets in connection with the GECC Agreement was also terminated at the time of the payoff. Notwithstanding the payoff, the warrants to purchase the Company’s common stock that the Company previously issued to GECC’s affiliate, GE Capital Equity Investments, Inc., and Comerica Bank in connection with the GECC Agreement, continue to remain outstanding in accordance with their terms and are not affected by the payoff.

On July 15, 2015, the Company issued a press release announcing the payoff, a copy of which is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Designations of Series A Preferred Stock of BG Medicine, Inc. filed with the Secretary of State of the State of Delaware on July 14, 2015.

10.1	First Amendment to Securities Purchase Agreement by and between the Company and the Purchasers, dated July 14, 2015.

10.2	Fifth Amended and Restated Investor Rights Agreement by and between the Company and the stockholders named therein, dated July 14, 2015.

99.1	Press Release, dated July 15, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG MEDICINE, INC.

Date: July 15, 2015	/s/ Stephen P. Hall
Stephen P. Hall
Executive Vice President & Chief Financial Officer